Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of our report dated March 31, 2010 relating to the consolidated financial statements of Ambow Education Holding Ltd., which appears in such Registration Statement. We also consent to the references to us under the headings “Experts”, “Summary consolidated financial and operating data” and “Selected consolidated financial data” in such Registration Statement.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, the People’s Republic of China

July 20, 2010